SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                 -----------------------------------------

                                  FORM 8-K


                               Current Report

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                              October 25, 1999
                          -----------------------
                               Date of Report
                     (Date of earliest event reported)


                        LaSalle Re Holdings Limited
                   --------------------------------------
           (Exact name of registrant as specified in its charter)


          Bermuda                      1-12823              Not Applicable
      ----------------            ----------------         ----------------
(State or other jurisdiction      (Commission File           (IRS Employer
    of incorporation or                Number)           Identification Number)
      organization)


       Continental Building, 25 Church Street, Hamilton HM12, Bermuda
       --------------------------------------------------------------
                  (Address of principal executive offices)


                                441-292-3339
                            -------------------
            (Registrant's telephone number, including area code)

Item 4.  Changes in Registrant's Certifying Accountant

         On October 28, 1999, LaSalle Re Holdings Limited (the "Company") announced that it has engaged Deloitte & Touche as its independent auditors, effective October 25, 1999. The engagement of Deloitte & Touche has been recommended by the Company's audit committee, authorized by its board of directors, and will be presented for shareholder approval at the Company's next annual general meeting of shareholders.

         The Company's previous independent auditors, KPMG, tendered their resignation effective October 25, 1999, citing a potential independence issue in connection with the upcoming audit of the Company's September 30, 1999 financial statements.

         The audit reports of KPMG on the financial statements of the Company for the past two years contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Company's two most recent fiscal years and the interim period to date, there have been no disagreements between KPMG and the Company with respect to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Company within the two most recent fiscal years and through the interim period.

         KPMG has furnished the Company with a letter addressed to the Securities and Exchange Commission. A copy of such letter is filed as
Exhibit 16 to this Form 8-K.



Item 7.  Financial Statements and Exhibits

(c)  Exhibits

16. Letter from KPMG dated October 28, 1999 re change in certifying accountant.

99.  Press Release dated October 28, 1999.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LASALLE RE HOLDINGS LIMITED



Date:    October 25, 1999               By:   /s/ Guy D. Hengesbaugh
                                              ------------------------
                                              Guy D. Hengesbaugh
                                              President and
                                              Chief Executive Officer

                               EXHIBIT INDEX

Exhibit
Number      Description of Document
-------     -----------------------

16. Letter from KPMG dated October 28, 1999 re change in certifying accountant.

99.         Press Release dated October 28, 1999.